EXHIBIT 99

PRESS RELEASE

EUROTELECOM COMMUNICATIONS ANNOUNCES ADJOURNMENT OF SPECIAL
SHAREHOLDER MEETING SCHEDULED FOR OCTOBER 11, 2000

EuroTelecom Communications, Inc. reported that a Special Meeting of Shareholders of the Company called to approve an amendment to its charter to permit holders of its shares of Common Stock to convert their shares into a like number of shares of the Company's Class A Common Stock, was adjourned until Monday, November 6, 2000.

The meeting was adjourned after it was determined that inadvertently not all shareholders of record had been sent the proxy materials and in addition that an insufficient number of proxies had been received to approve the amendment. Under Delaware law, the state of incorporation of the Company, an affirmative vote of the majority of the issued and outstanding shares of the Company's Common Stock and Class A Stock, voting together, is required to adopt the amendment. A full mailing will now be completed. In addition, management of the Company is hopeful that with the additional time afforded by the adjournment, the required number of votes will be cast at the rescheduled meeting necessary to approve the amendment.

This press release contains forward-looking statements. Such statements are based on the current expectations and beliefs of the management of EuroTelecom Communications, Inc. and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.



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